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                                                                    EXHIBIT 4.14

                          AMENDED AND RESTATED BY-LAWS
                                       OF
                             URS INTERNATIONAL, INC.

             (Formerly known as WOODWARD-CLYDE INTERNATIONAL, INC.)

                             A Delaware Corporation
                 (Amended and Restated as of September 9, 2004)

                                    ARTICLE I
                                     OFFICES

      1.1 Registered Office. The registered office shall be in the City of Wilmington, County of New Castle, State of New Castle, State of Delaware.

      1.2 Other Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

      2.1 Place of Meetings. All meetings of stockholders for the election of directors shall be held in the City of Wilmington, State of Delaware, or at any other place as may be fixed from time to time by the board of directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

      2.2 Annual Meetings. The annual meetings of stockholders, commencing with the year 1991, shall be held on the first Friday in December of each year at a time to be decided by the board of directors provided, however, that should said day fall upon a legal holiday, then any such annual meeting of stockholders shall be held at the same time and place on the next day thereafter ensuing which is not a legal holiday, or at such other date and time as shall be designated from time to time by the board of directors and as stated in the notice of meeting, at which they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

      2.3 Notice of Annual Meetings. Written notice of the annual stockholders meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at the meeting not less than ten (10) or more than sixty (60) days before the date of the meeting.

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      2.4 Stock Ledger. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of the name of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the me and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

      2.5 Special Meetings. Special meetings of the stockholders, may be called for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, by the president and shall be called by the president or secretary at the request in writing of stockholders owning a majority of the capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

      2.6 Notice of Stockholder Meeting. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the certificate of incorporation or these by-laws, the written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

      2.7 Business Transacted at a Special Meeting. Business transacted at a special meeting of the stockholders shall be limited to the purposes stated in the notice.

      2.8 Voting at Meetings of Stockholders. The holders of stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by certificate of incorporation. If however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice if the time and place are announced at the meeting at which adjournment is taken, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

      2.9 Quorum. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall

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decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

      2.10 Cumulative Voting. At all elections of directors of the corporation, or at elections held under specified circumstances, each holder of stock or of any class or classes or of a series thereof shall be entitled to as many votes as shall equal the number of votes which he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and that he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any 2 or more of them as he may see fit.

      2.11 Action Without Meeting. Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE III
                                    DIRECTORS

      3.1 Number of Directors. The authorized number of directors shall be determined from time to time by resolution of the board of directors, provided the board of directors shall consist of at least one member. No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

      The directors shall be elected at the annual meeting of stockholders, except as provided in Section 3.2 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

      3.2 Vacancies. Vacancies and newly created directorships resulting from any increase in authorized number of directors may be filled by a majority of the directors, then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced.

      If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be

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held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

      3.3 Powers. The business of the corporation shall be managed by or under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not prohibited by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

      3.4 Place of Meeting. The board of directors of the corporation may hold meetings, both regular and special, within or without the State of Delaware.

      3.5 Organization Meeting. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

      3.6 Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

      3.7 Special Meetings. Special meetings of the board may be called at any time by the president or any one director on four (4) days notice to each director given as provided in Article IV Section 4.1 of these by-laws. The notice must specify the purpose of the meeting and the time, date and place the meeting is to be held.

      3.8 Quorum. At all meetings of the board, a majority of the authorized number of directors shall be necessary to constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

      3.9 Action Without Meeting. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and such writing or writings are to be filed with the minutes of proceedings of the board or committee.

      3.10 Participation in Meetings. Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the board of directors, or any committee designated by the board of directors,may participate in a meeting of the board of directors,

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or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

      3.11 Committees of Directors. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting or the committee.

      In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place or any such absent or disqualified member.

      Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in Section 151(a) of the General Corporation Law of Delaware, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

      3.12 Minutes of Meetings. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

      3.13 Compensation of Directors. Unless otherwise restricted by the certificate of incorporation or these by-laws the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Member of a special or standing committees may be allowed like compensation for attending committee meetings.

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      3.14 Removal of Directors. Unless otherwise restricted by the certificate of incorporation or these by-laws, any director or entire board of directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

                                   ARTICLE IV
                                     NOTICES

      4.1 Notices. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

      4.2 Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                    ARTICLE V
                                    OFFICERS

      5.1 Officers. The officers of the corporation shall be chosen by the board of directors and shall be a chairman of the board or a president of both, a secretary and a treasurer. The board of directors may also choose one or more vice-presidents, and one or more assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation or these by-laws otherwise provide.

      5.2 Election. The board of directors at its first meeting after each annual meeting of the stockholders shall choose the officers of the corporation.

      5.3 Subordinate Officers. The board of directors may appoint such other officers and agents as it shall deem necessary, each of whom shall hold office for such terms and shall exercise such powers and perform such duties as the board of directors may from time to time determine.

      5.4 Salaries of Officers. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

      5.5 Removal of Officers. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer may be removed, either with or without cause, by a majority of the directors at the time in office. Any vacancy occurring in any office of the corporation shall be filled by the board by directors.

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      5.6 Chairman of the Board. The chairman of the board, if there shall be such an officer, shall, if present, preside at all meetings of the stockholders and the board of directors and exercise and perform all such other powers and duties as may from time to time be assigned to him by the board of directors or prescribed by the by-laws.

      5.7 President. The president shall have general and active management of the business of the corporation, and shall see that all orders and resolutions of the board of directors are carried into effect. The president shall preside at all meetings of stockholders and the board of directors, if there is no regular appointed chairman of the board or if such chairman is absent. The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

      5.8 Vice Presidents. In the absence of the president or in the event of his inability or refusal to act, the vice presidents in order of their rank as fixed by the board of directors or, if not ranked, the vice president designated by the board of directors shall perform all the duties of the president and, when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Each vice president shall have such other powers and shall perform such other duties as from time to time may be prescribed for him by the board of directors or the bylaws.

      5.9 Secretary. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or the president. The secretary shall have custody of the corporate seal of the corporation and shall have authority to affix the same to any instrument requiring it and when so affixed, it any be attested by his or her signature. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

      5.10 Assistant Secretaries. The assistant secretaries in order of their rank as fixed by the board of directors or, if not ranked, the assistant secretary designated by the board or directors shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and perform such other duties and have such other powers as the board of directors may from time to time prescribe.

      5.11 Treasurer. The treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation.

      The treasurer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the board of directors. He shall be responsible for the proper disbursement of the funds of the corporation and shall render to the president and the board of directors, at its regular

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meetings, or when the board of directors so requires, an account of all of his transactions as treasurer and of the financial condition of the corporation. If required by the board of directors, the treasurer shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the office and for the restoration to the corporation, in case of death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind belonging to the corporation in the treasurer's possession or under his or her control.

      5.12 Assistant Treasurers. In the absence of or inability of refusal to act of the treasurer, the assistant treasurers in order of their rank or, if not ranked, the assistant treasurer designated by the board of directors shall perform all the duties of the treasurer and, when so acting, shall have the powers of and be subject to all the restrictions upon the treasurer. Each assistant treasurer shall have such other powers and perform such other duties as from time to time may be prescribed for him by the board of directors or the by-laws.

                                   ARTICLE VI
                                 SHARES OF STOCK

      6.1 Share Certificates. The shares of the corporation shall be represented by a certificate. Certificates shall be signed by, or in the name of the corporation by, the chairman or vice-chairman of the board of directors, or the president or a vice-president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation.

      Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the General Corporation Law of Delaware or a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

      Any or all of the signatures on a certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it any be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

      6.2 Lost Certificates. The holder of any shares of stock of the corporation shall immediately notify the corporation of any loss or destruction of the certificate therefor, and the corporation may issue new certificate in the place of any certificate theretofore issued by it alleged to have been lost, stolen or destroyed, upon approval of the board of directors. The board may, in its discretion, as a condition precedent to the issuance of such new certificate, require the owner of such lost, stolen or destroyed certificate, or his legal

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representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

      6.3 Transfer of Shares. Upon the surrender to the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

      6.4 Fixing Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting: provided, however, that the board of directors may fix a new record date for the adjourned meeting.

      6.5 Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                   ARTICLE VII
                               GENERAL PROVISIONS

      7.1 Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

      Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

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      7.2 Annual Statement. The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by the stockholders, a full and clear statement of the business and condition of the corporation.

      7.3 Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or person as the board of directors may from time to time designate.

      7.4 Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

      7.5 Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

      7.6 Indemnification. The corporation shall indemnify each of its officers, directors, employees and agents to the maximum extent permitted by Section 145 of the General Corporation Law of Delaware.

                                  ARTICLE VIII
                                   AMENDMENTS

      8.1 Amendments to Bylaws. These by-laws may be altered, amended or repealed or new by-laws may be adopted by the stockholders or by the board of directors, when such power is conferred upon the board of directors by the certificate of incorporation at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such special meeting. If the power to adopt, amend or repeal by-laws is conferred upon the board of directors by the certificate of incorporation it shall divest or limit the power of the stockholders to adopt, amend or repeal by-laws.